Exhibit 3.1

                                STATE OF FLORIDA
                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of GALEA LIFE SCIENCES INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P92000010380.





                                                Given under my hand and the
                                             Great Seal of the State of Florida
[SEAL OF THE STATE OF FLORIDA]             at Tallahassee, the Capitol, this the
                                            Twenty-fourth day of September, 2009

                                                   /s/ Kurt S. Browning
                                                       Kurt S. Browning
                                                     Secretary of State

                                    ARTICLE V

                                  INCORPORATOR
                                  ------------

       The name of the person signing these Articles of Incorporation as the incorporator is South Florida Registered Agents, Inc. and the address is : 700 Southeast Third Avenue, Suite 300, Fort Lauderdale, Florida 33316.


                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

       This Corporation shall indemnify each of its directgors, officers, employees and agents to the fullest extent permitted by the laws of the State of Florida.


                                   ARTICLE VII

                             AFFILIATED TRANSACTIONS
                             -----------------------

       This Corporation expressly elects not to be governed by Section 607.0901 of the Folida Business Corporation Act, as amended from time to time, relating to affiliated transactions.


                                  ARTICLE VIII

                                INITIAL DIRECTORS
                                -----------------

       The names and addresses of the initial Directors of this Corporation are:

Leonard Rosenberg                           Alison Rosenberg
6272 South Dixie Highway                    6272 South Dixie Highway
Miami, Florida 33143                        Miami, Florida 33143

Naftali Reiter                              Hugo Reiter
6272 South Dixie Highway                    6272 South Dixie Highway
Miami, Florida 33143                        Miami, Florida 33143

Enrique Wolf
6272 South Dixie Highway
Miami, Florida 33143

       IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 8 day of December, 1992.

                                          SOUTH FLORIDA REGISTERED AGENTS, INC.,
                                          a Florida Corporation

                                          By:
                                          Its:  President



                         ACCEPTANCE AS REGISTERED AGENT

       The undersigned, named as the registered agent in Article IV of the foregoing Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents, under, the Florida General Corporation Act, including specifically Section 607.055 thereof.


                                          SOUTH FLORIDA REGISTERED AGENTS, INC.,
                                          a Florida Corporation

                                          By:

                                          Its:

                              ARTICLE OF MERGER OF
                             LINIUM TECHNOLOGY, INC.
                                      INTO
                              LINIUM FLORIDA, INC.

       Pursuant to Statute 607.1105 or the Florida Business Corporation Act, Linium Technology, Inc., a Delaware corporation and Linium Florida, Inc., a Florida corporation, adopt the following Articles of Merger for the purpose of merging Linium Technology, Inc. into Linium Florida, Inc., the latter of which is to survive the merger:

       FIRST: That certain Agreement and Plan of Merger dated December 9, 1992, by and between Linium Technology, Inc. and Linium Florida, Inc. is attached hereto and made a part hereof.

       SECOND: The effective date of merger by and between Linium Inc. and Linium Florida, Inc. shall be February 24, 1993.

       THIRD: The Agreement and Plan of Merger was duly approved by the holders of more than a majority of the shares of outstanding common stock of Linium Technology, Inc. and the holders of all of the shares of common stock of Linium Florida, Inc. on February 23, 1993.

       FOURTH: Pursuant to Statute 607.1101(J) (a) of the Florida Business Corporation Act and Section 1.2(a) of the Agreement and Plan or Merger, upon the effective date of merger, the Articles of Incorporation of Linium Florida, Inc. shall be amended to change the name of Linium Florida, Inc. to Linium Technology, Inc.

        Executed the 26 day of February, 1993.

                                             Linium Technology, Inc., a Delaware
                                             corporation

                                             By: /s/ Alison Rosenberg
                                                ------------------------
                                             Alison Rosenberg, President

                                             Linium Florida, Inc., a Florida
                                             corporation

                                             By: /s/ Alison Rosenberg
                                                ------------------------
                                             Alison Rosenberg, President

                                  EXHIBIT "A"

                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENTS AND PLAN OF MERGER is entered into as of the 9th day of December, 1992, by and between LINIUM TECHNOLOGY, INC., a Delaware corporation ("Linium"), and LINIUM FLORIDA, INC., a Florida corporation and a wholly owned subsidiary of Linium ("Linium Florida" and sometimes referred to as the "Surviving Corporation") (Linium and Linium Florida are hereinafter sometimes collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

       WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interest of such corporations and their respective shareholders that Linium merge with and into Linium Florida as provided herein (the "Merger") and by resolutions duly adopted have approved and adopted the form, terms and provisions of this Agreement and Plan of Merger (the "Agreement"), and the Board of Director of Linium has directed that this Agreement and the Merger be submitted to the Linium shareholders for approval and adoption;

       NOW, THEREFORE, for and in consideration of the promises and the mutual agreements hereinafter set forth in accordance with the provisions of applicable law, the parties hereby agree as follows:

1.     The Merger.

       1.1    Manner of Merger

              (a) Subject to the terms and conditions of this Agreement, and on the Effective Date of the Merger (as hereinafter defined), Linium shall be merged with and into Linium Florida, which shall be the Surviving Corporation. The corporate existence of Linium Florida with all its purposes, powers and objects shall continue unaffected and unimpaired by the Merger; and as the Surviving Corporation, Linium Florida shall be governed by the laws of the State of Florida and succeed to all rights, assets, liabilities and obligations of Linium as set forth in the Florida Business Corporation Act (the "Florida Act") and the General Corporation Law of the State of Delaware (the "Delaware Act"). The separate existence and corporate organization of Linium shall cease upon the Effective Date of the Merger and thereafter Linium Florida shall continue as the Surviving Corporation under the laws of the State of Florida under the name "Linium Technology, Inc."

              (b) The Surviving Corporation, without further act or deed, shall
(i) have the purposes and shall possess all the rights, privileges, immunities, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities, duties and liabilities of the Corporations and neither the rights of creditors no any liens upon the property of wither of them shall be impaired by the Merger: (ii) be vested with all assets and property, real, personal and mixed, and every interest herein, whatever located, belonging to each of the Constituent Corporation; and (iii) be liable for all of the obligations and liabilities of each of the Constituent Corporations existing immediately prior to the Effective Date. The title to any real estate or any interest therein, vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

       1.2 Articles of Incorporation, Bylaws and Management of the Surviving Corporation.

              (a) The Articles of Incorporation of Linium Florida as in effect immediately prior to the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Corporation until they shall thereafter be altered, amended or repealed in accordance with law or such Articles of Incorporation of the Surviving Corporation, except that said Articles of Incorporation shall be amended to change the name of Linium Florida to "Linium Technology, Inc."

              (b) The Bylaws of Linium Florida as in effect immediately prior to the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until they shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation or such Bylaws of the Surviving Corporation.

              (c) The directors and officers of Linium immediately prior to the Effect Date of the Merger shall be the directors and officers of the Surviving Corporation, subject to the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws as to their terms of office, removal, election of successor and otherwise.

       1.3 The Status and Conversion of Shares. The manner of converting the shares of the Constituent Corporations shall be as follows:

       (a) On the Effective Date of the Merger, each of the following events shall be deemed to occur simultaneously:

              (i) other than Appraisal Shares (as hereinafter defined) each share of Linium common stock, par value $.0001 par share (the "Common Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into one share of the common stock, par value $.0001 per share, of the Surviving Corporation (the "Linium Florida Common Stock"). For purposes of this Agreement, the term "Appraisal Shares" means those shares of Linium common stock as to which shareholders of Linium have properly exercised and perfected their right to dissent and to receive fair value thereof in accordance with Section 262 of the Delaware Act.

              (ii) Each share of Common Stock held in Linium's treasury immediately prior to the Effective Date of the Merger shall become authorized but unissued shares of Linium Florida Common Stock.

              (iii) Each share of Linium Florida Common Stock issued and outstanding immediately prior to the Effective Date of Merger and held by Linium shall be canceled without any consideration being issued or paid therefore.

              (iv) Each option to purchase, if any, shares of Linium Common Stock granted by Linium or any of its subsidiaries and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Linium Florida Common Stock equal to the number of shares be exercised his option in full immediately prior to the Effective Date of the Merger (whether or not such option was then exercisable). The exercise price per share under each of such options shall be equal to the exercise prior per share thereunder immediately prior to the Effective Date of the Merger.

       (b) Subject to Section 1.3(c) hereof, each share of Linium capital stock issued and outstanding immediately prior to the Effective Date of the Merger shall on and after the Effective Date of the Merger be deemed for all corporate purposes to evidence ownership of the whole number of shares of Linium Florida Common Stock into which such shares have been converted pursuant to Section 1.3(a)(i) above. Linium Florida shall not be required to issue, and no certificates shall be issued, for a fraction of a share of Linium capital stock to any shareholder of Linium in respect of fractional interests.

       (c) After the Effective Date of the Merger, each holder of record of an outstanding certificate or certificates representing shares of Linium capital stock may surrender such certificate or certificates to such agent or agents as shall be appointed by Linium Florida (the "Exchange Agent") and shall be entitled to receive in exchange therefore (except to the extent such certificate or certificates represents Appraisal Shares a certificate or

Florida Common Stock into which the shares of Linium capital stock theretofore represented by the certificate of certificates so surrendered shall have been converted. As soon as practicable after the Effective Date of the Merger, the Exchange Agent will send to each such holder a notice and transmittal form for surrendering such certificates to the Exchange Agent. Until certificates for shares of Linium capital stock shall be surrendered and exchanged for certificates for shares of Linium Florida Common Stock, no dividend or other distributions, if any, payable to holders of record of Linium capital stock as of any date subsequent to the Effective Date of the Merger shall be paid to the holders of such outstanding certificates of Linium. Upon surrender and exchange therefore, the amount, without interest thereon, of dividends and other distributions, if any, which has become payable after the Effective Date of the Merger with respect to the number of whole shares of Linium Florida Common Stock represented thereby.

       (d) if any certificate evidencing shares of Linium Common Stock is to be issued in a name other than that in which the Linium certificate surrenders in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate fro shares of Linium Florida Common Stock in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (e) Linium Florida may, without notice to any person, terminate all exchange agencies either 220 days following the Effective Date of the Merger, and thereafter all exchanges, payments and notices provided for in this Agreement as being made to or by the Exchange Agent shall be made to or by Linium Florida or its transfer agent.

       (f) If the holder of any shares of Linium Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall become entitled to receive payment for such shares in accordance with the Applicable provisions of Section 203 of the Delaware Act, then such payment shall be in lieu of the conversion and exchange provided in Section 1.3 hereof and shall be made by the Surviving Corporation. Linium shall give Linium Florida prompt notice upon receipt of any written objections to the Merger or claims of appraisal rights and shall not without the prior written consent of Linium Florida include any payment with respect to or settle or offer to settle any such objection or claim.

2. Conditions to Consummation of the Merger. Consummation of the Merger is subject to the satisfaction prior to the Effective Date of the following conditions:

              (a) This Agreement and the Merger shall have been adopted and approval by the affirmative vote of the holders of a majority of the shares of Linium Common Stock outstanding on the record date fixed for determining the shareholders of Linium entitled to vote thereon.

              (b) The on-for-fifty reverse stock split affected by Linium as of August 4, 1989 shall have been ratified and approved by the affirmative vote of the holders of a majority of the shares of Linium Common Stock outstanding on the record date fixed for determining shareholders of Linium entitled to vote thereon.

              (c) The on-for-six reverse stock split effected by Linium as of August 10, 1992 shall have been ratified and approved by the affirmative vote of the holders of a majority of the shares of Linium Common Stock outstanding on the record date fixed for determining shareholders of Linium entitled to vote thereon.

              (d) Linium and Linium Florida shall have received all consents, orders and approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger.

              (e) The National Association of Securities Dealere, Inc. shall have authorized the listing on the National Association of Securities Dealer Automated Quotation System, upon official notice or issuance, of the shares of Linium Florida Common Stock to be issued or delivered in connection with the Merger and such authorizations shall be in full force and effect on such dates.

              (f) The holders of not more than 30,000 shares of Linium Common Stock shall have exercised their appraisal rights in accordance with the applicable provisions of Section 262 of the Delaware Act.

3.     General.

       3.1 Effective Date of the Merger. The Merger shall become effective upon the latter to occur of the filing of appropriate documents with the Secretary of State of Florida and the Secretary of State of Delaware. The term "Effective Date" or "Effective Date of the Merger" as used herein shall mean the date and time at which the Merger becomes effective. Each of the parties hereto hereby agrees to use its best efforts to do promptly all such acts and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it in order to consummate the Merger on such date.

       3.2 Termination. At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by the Board of Directors of Linium, in its sole discretion. In the event of the termination and abandonment pursuant to this Section 3.2, this Agreement shall become void and have no effect, without any liability on the part of any of the partied or their directors or officers or shareholders in respect of this Agreement and the transactions contemplated hereby.

       3.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       3.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       3.5    Remedies.

              (a) Any right and remedy belonging to Linium or Linium Florida and arising in connection with the actions contemplated by this Agreement shall be pursued solely against Linium or Linium Florida and not against their respective officers, directors or employees.

              (b) In the event that any officer, director, consultant, employee or agent of Linium or Linium Florida involved in any capacity in any action, proceeding, investigation in connection with the Merger, Linium and/or Linium Florida shall advance to such person(s) all reasonable legal and other expenses incurred in connection therewith and shall also indemnify such person(s) against any losses, claims, damages or liabilities to which such person(s) may become subject in connection with this Agreement, except to the extent that such indemnification is prohibited by law.

       3.6 Entire Agreement, Modifications. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing authorized by the respective Board of Directors and signed by the party to be charged, and then only to the extent set forth in such instrument. After the shareholders' meeting of Linium, no amendment shall be made that changes the terms of this Agreement in a way that is materially adverse to the shareholders of the Constituent Corporations, unless the amendment is approved by the shareholders of each party.

       3.7 Headings. The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement.

       3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

       3.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, mandatory of the State of Delaware shall

       IN WITNESS HEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.


                                             LINIUM TECHNOLOGY, INC.


                                             By: /s/ Alison Rosenberg
                                                ---------------------------
                                                Alison Rosenberg, President


                                             LINIUM FLORIDA, INC.


                                             By: /s/ Alison Rosenberg
                                                ---------------------------
                                                Alison Rosenberg, President

                                  EXHIBIT "B"

                               Section 262 of the
                        Delaware General Corporation Law


       262 APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merer or consolidation, who has otherwise comiled with subsection (d) of this thereto on writing in favor of the merger or consolidation nor consented of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstick corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstick corporation.
       (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to t be effected pursuant to Section 251, 252, 254, 257, 258 or 263 of this title.
       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation given by the National Association of Securities Sealer, Inc. or (ii) hold of record by more any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.
       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258 and 253 of this title to accept for such stock anything except:
       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;
       b. Shares of stock of any other corporation which at the effective of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. of held of record by more than 2,000 stockholders;
       c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or
       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
       (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be avialablefor the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as practicable.

       (d) Appraisal rights shall be perfected as follows:
       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of tits stockholders, who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must so do by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constitute corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
       (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the record of the corporation. Any stockholder entitled to appraisal rights may, within 30 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonable informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.
       (e) Within 120 days after effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written request for such a statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
       (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 30 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so the Court shall give notice of the time and place fixed for the hearing of such petition registered or certified mail to the surviving or resulting corporation and to the stockholders given on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing. In a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court and the state thereof shall be borne by the surviving or resulting corporation.

       (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for position thereon of the pendency of the appraisal proceedings; and if any stockholder falls to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
       (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discover or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery. If such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.
       (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
       (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
       (k) From and after the effective date of the merger or consolidation, no stockholder who to vote such stock for any purpose in subsection (d) of this section shall be entitled on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (c) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand of an appraisal and an acceptance of the effective date of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
       (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 337, L '92. eff. 7-1.92)

                            LINIUM TECHNOLOGY, INC.


                             Articles of Amendment


       Pursuant to the provisions of Section 607.1006 of the Florida Statutes, LINIUM TECHNOLOGY, INC., a Florida corporation, does hereby amend its Articles of Incorporation.

       1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Linium Technology, Inc., a Florida corporation.

       2. Article 1 of the Articles of Incorporation of Linium Technology, Inc., a Florida corporation, is hereby deleted in its entirety, and the following Article I is hereby inserted in its place:


                                   "ARTICLE I

                                 CORPORATE NAME
                                 --------------


       The name of this Corporation is: Value Holdings, Inc.

       3. Article III of the Articles of Incorporation of Linium Technology, Inc., a Florida corporation, is hereby deleted in its entirety, and the following Article III is hereby inserted in its place:


                                  "ARTICLE III

                                  CAPITAL STOCK
                                  -------------


       The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares, consisting of Twenty Million (20,000,000) shares of Preferred stock having a par value of $.0001 per share and One Hundred Eighty Million (180, 000,000) shares of Common Stock having a par value of $.0001 per share.

       The Board of Directors of the Corporation is authorized, to the limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing articles of amendment pursuant to the applicable law of the State Florida, to establish from time to time the number of shares of Preferred Stock to be included in each such series and to determine and fix the designations, powers, preferences and rights of the shares of each such series (including without limitation the voting rights, dividend rights and preferences, liquidation rights and preferences and conversion rights, if any, thereof) and the qualifications, limitations and restrictions thereof.

       All shares of Common stock shall be identical with each other in every respect, and the holders thereof shall be entitled to one vote each share of Common Stock upon all matters upon which the shareholders have the right to vote.

       The holders of record of any outstanding shares of Preferred Stock shall be entitled to dividends if, when and as declared by the Board of Directors of the corporation, at such rate per share, if any, and at such time and in such manner, as shall be determined and fixed by the Board of Directors of the Corporation in the articles of amendment authorizing the series of Preferred Stock of which such shares are a part. No dividends shall be declared and paid, or declared and set aside for payment, on the shares of Common Stock unless and until all dividends, current and accumulated, if any, accrued on the outstanding shares of Preferred Stock shall be declared and paid or a sufficient amount shall have been set aside for the payment thereof.

       In the event of any voluntary or involuntary' liquidation, dissolution or winding up of the Corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to receive such amount, if any, for each share of Preferred Stock, of the Board of Directors of the Corporation shall determine and fix in the articles of amendment authorizing the series of Preferred Stock of which such shares of Preferred Stock are a part, and no more. If the assets of the Corporation shall not be sufficient to pay to all holders of Preferred Stock the amounts to which they would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the holders of record of each series of Preferred Stock which is entitled to shares in the assets of Corporation in any such event shall be entitled to share in the assets of the Corporation to the extent, if any, and in the manner, determined by Board of Directors of the corporation in the articles of amendment authorizing the series Preferred Stock of which such shares are a part, and no more than in any such case, the holders of record of shared of Preferred Stock of the same series shall be entitled to share ratably in accordance with the number of shares of Preferred Stock of the series so held of record by them to the extent, if any, that the series is entitled to share in the assets of the Corporation in such event. No payment shall be made to the holders of shares of Common stock of the Corporation in the event or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation unless the holders of record of shares of Preferred Stock shall have been paid the full amount to which they shall be entitled in such event or unless a sufficient amount shall have been set aside for such payment."

       4. The amendments to the Articles of Incorporation of Linium Technology, Inc. Florida corporation, set forth in paragraphs 2 and 3 above were duly adopted by the Board of Directors of the corporation as of December 30, 1993 and by the shareholders of the corporation on July 29, 1994.

       5. The only voting group entitled to vote on the amendments to the Articles of Incorporation of Linium Technology Inc., a Florida corporation, set forth in paragraphs 2 and 3 above was the holders of shares of Common Stock of the corporation. The number of votes cast in favor of each of such amendments by the members of such voting group was sufficient for approval by that voting group.

       IN WITNESS WHEREOF, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on July 29, 1994.



                                             LINIUM TECHNOLOGY, INC.


                                             By: /s/ Alison Rosenberg Cohen
                                                ---------------------------
                                                Alison Rosenberg Cohen,
                                                President

                              VALUE HOLDINGS. INC.

                         Articles of Amendment Creating
                            Series A Preferred Stock
                            ------------------------


       1. Creation. Pursuant to the applicable provisions of the Florida Business Corporation Act and Article III of the Articles of Incorporation, as amended, of VALUE HOLDINGS, INC., a Florida corporation (f /k/a Liniun Technology. Inc.) (the "Corporation"), the Board of Directors of the Corporation creates and establishes a series of Preferred Stock, par value $.0001 per share, which shall be designated "Series A Preferred Stock."

       2. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes hereof, the respective meanings hereinafter set forth:

              (a) Common stock. The term "Common Stock" shall mean all shares now or hereafter or authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, , which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets of the Corporation without limit as to the per share amount.

              (b) Issue Date. The term "Issue Date" shall mean the A Preferred Stock are first issued by the Corporation.

              (c) Junior Stock. The term "Junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation authorized or created after the Issue Date not entitled to receive any dividends unless all dividends required to have been declared and paid or declared and set aside for payment on the Series A Preferred Stock shall been so declared and paid or declared and set aside for payment and, for purposes of section 4 below, shall mean any class or series at stock of the corporation authorized or created after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such Series A Preferred Stock is entitled upon any such liquidation, dissolution or winding up.

              (d) Parity Stock. The term "Parity Stock" shall mean any class or series of stock of the Corporation authorized or created after the Issue Date entitled to receive payment of dividends on a parity with the Series A Preferred Stock and, for purposes of Section 4 below, shall mean any class or series of stock of the Corporation authorized or created after the Issued Date entitled to receive assets upon the liquidation dissolution or winding up of' the Corporation on a parity with the Series A Preferred Stock.

              (e) Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Corporation, authorized or created after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends and, for purposes of Section 4 below, shall mean any class of stock of the Corporation authorized or created after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution of the assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

       3. Dividends. Subject to the prior preferences and other rights of any Senior Stock, each issued and outstanding share of Series A Preferred stock shall entitle the holder of record thereof to receive, if, when and as declared by the Board of Directors, cash dividends ax the rate of Ten Cents ($.10) per annum, and no more, which shall accrue and be cumulative from the Issue Date and be payable on the last day of March, June, September and December of each year, commencing on September 30, 1994.

       So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or dividends payable in shares of Common Stock with respect to Junior Stock, other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior stock, nor shall any Junior Stock be purchased or redeemed by the Corporation or any of its subsidiaries nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous periods shall have been paid or declared and a sum of money sufficient for the payment thereof set aside.

       In the event that full dividends are not paid, or declared and a sum of money sufficient for the payment thereof set aside for payment, to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment in full to all such holders of the preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratable in proportion to the full amount to which they would otherwise be respectively entitled.

       4. Distribution Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution, or payment shall be made to the holders of Junior Stock, the holder of the Series A Preferred shall be entitled to be paid on dollar ($1.00) per share plus any accrued and unpaid dividends thereon to the date of such liquidation or dissolution or such other winding up, and no more, in cash. If, after the distribution to the holders of any Senior Stock of the full amounts to which they are entitled, such payment shall have been made in full to the holders of the Series A Preferred stock and to the holders of any Parity Stock, then the remaining assets and funds of the corporation shall be distributed among the holders of Junior Stock according to their respective shares. If, upon any such liquidation, dissolution or other winding up of the affairs of the corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled.

       Neither the consolidation or merger of the Corporation with or with another corporation or corporations, or entity or entities, nor the sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

       5.     Redemption.

              (a) The Corporation may, at the option of the Board of Directors, commencing on the date which is one year from and after the Issue Date, call at any time and from time to time for the redemption of any or all of the outstanding shares of Series A Preferred Stock, if, as and when funds are legally available, for such purpose and no dividends on the Series A Preferred Stock or any Parity Stock are in arrears, at a redemption price of One Dollar ($l.00) per share plus any accrued and unpaid dividends thereon to and including the date fixed for redemption, and no more.

              (b) Notice of any proposed redemption of the Series A Preferred Stock shall be sent by or on behalf of the Corporation, by first class mail to the holders of record of the shares of Series A Preferred Stock at their respective addresses as they shall appear on the records of the Corporation, not less than thirty day prior to the redemption date fixed in such notice. The rights of the holders of shares of Series A Preferred Stock whose shares are redeemed shall expire and terminate on such redemption date.

       6.     Conversion.

              (a) Commencing on the date which is one year from and after the Issue Date, each and every share of Series A Preferred Stock may, at the option to the holder thereof, be converted into two and two-thirds shares of Common Stock.

              (b) Commencing on the date which is one year from and after the Issue Date, a holder of shares of Series A Preferred Stock may, at any time and from time to time, convert all or a portion of his shares of Series A Preferred Stock into shares of Common Stock by the delivery of written notice to such effect to the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock to be SO converted and appropriately endorsed forms of assignment. As soon as practicable after its receipt of all necessary documents properly endorsed, the Corporation shall issue, or cause to be issued, one or more certificates representing the shares of Common stock and a check for the full amount of the accrued but unpaid dividends on the shares of Series A Preferred Stock so converted to and including the date of conversion, and no more.

              (c) In no event shall the Corporation issue fractional shares at Common Stock upon the conversion of any shares of Series A Preferred stock. Upon the conversion of any shares of Series A Preferred Stock, the number of shares of Common stock issued by the Company shall be rounded up or down, as the case may be, to the nearest whole number.

              (d) The Corporation shall at all times reserve out of its authorized bur unissued shares of Common Stock or the shares of Common Stock held in its treasury an adequate number of shares so as to permit conversion of all of the issued and outstanding shares of Series A Preferred Stock in accordance with the provisions of this Section 6.

       7. Voting. Except as may otherwise be required by applicable law, shares of Series A Preferred Stock shall not have any voting rights.

       8. Exclusion of Other Rights. Except as may otherwise be required by applicable law, shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in these articles of amendment (and as these articles of amendment may be amended from time to time) and in the Articles of Incorporation. Shares of Series A Preferred Stock shall have no preemptive or subscription rights.

       9. Headings. The headings of the various sections and subsection hereof are for convenience of reference only, and shall not affect the meaning or interpretation of any of the provisions hereof.

       10. Severability. If any power, preference, right or limitation of the Series A Preferred Stock set forth in these articles of amendment (and as these articles of amendment may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then all ether powers, preferences, rights and limitations set forth in these articles of amendment (and as so amended) which can be given effect without the invalid, unlawful or unenforceable power, preference, right or limitation shall, nevertheless, remain in full force and effect, and ~o power, preference, right or limitation herein set forth shall be deemed dependent upon any other such power, preference, right or limitation unless so expressed herein.

       11. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired by the Corporation in any manner shall {upon compliance with any applicable provisions of law) have ~he status of authorized and unissued shares of Preferred Stock, issuable in series, undesignated as to series, and may be redesignated and reissued.

       12. Adoption of Amendment. This Amendment to the Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation as of August 2, 1994. Pursuant to the provisions of Section
607.0602 of the Florida statutes and Article III of the Articles of Incorporation of the Corporation; as amended, approval of the shareholders of the Corporation is not required.

       IN WITNESS WHEREOF, this instrument has been executed by the undersigned director of the Corporation on August 2, 1994.


                                                 /s/ Alison Rosenberg Cohen
                                                ---------------------------
                                                Alison Rosenberg Cohen,
                                                Director/President

                              VALUE HOLDINGS, INC.

                              Articles of Amendment


       Pursuant to the provisions of Section 607.1 006 of the Florida Statutes, VALUE HOLDINGS, INC., a Florida corporation, does hereby amend its Articles of Incorporation.

       1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Value Holdings, Inc., a Florida corporation.

       2. Article III of the Articles of Incorporation of Value Holdings, Inc., A Florida corporation, is hereby amended by deleting the first paragraph of said article with the following paragraph to be added in its place:


                                  "Article III

                                  CAPITAL STOCK
                                  -------------

       The total number of shares of capital stock which the corporation shall have the authority to issue is Nine Hundred Twenty Million (920,000,000) shares, consisting of Twenty Million (20.000,000) shares of Preferred Stock having a par value of $.0001 per share and Nine Hundred Million (900,000,0000) shares of Common Stock have a par value 0[$.0001 per share."

       3. The amendment to the Articles of Incorporation of Value Holdings, Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of January 6, 1999 and by the shareholders of the corporation on January 25, 1999.

       4. The only voting group entitled to vote on the amendments to the Articles or Incorporation of Value Holdings, Inc., a Florida corporation set forth in paragraph 2 above was the holders o[shares of Common Stock of the corporation. The number of votes cast in favor or such amendment by the members of such voting group was sufficient for approval by that voting group.

       In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on January 25, 1999.

                                                  VALUE HOLDINGS, INC.


                                                  By: /s/ Alison Rosenburg Cohen
                                                     ---------------------------
                                                         Alison Rosenburg Cohen,
                                                         President

                              VALUE HOLDINGS, INC.
                              Articles of Amendment

       Pursuant to the provisions of Section 607.1006 of the Florida Statutes, VALUE HOLDINGS, INC., a Florida corporation, does hereby amend its Articles of Incorporation.

       1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Value Holdings, Inc., a Florida corporation.

       2. Article I of the Articles of Incorporation is hereby amended by changing the name of the Corporation to Galea Life Sciences Inc.

       3. In connection with the combination of the Corporation's common shares on the basis of 25 for 1 Article III of the Articles of Incorporation of Value Holdings, Inc., a Florida corporation, is hereby amended by deleting the first paragraph of said article with the following paragraph to be added in its place:


                                  "Article III

                                  CAPITAL STOCK

       The total number of shares of capital stock which the corporation shall have the authority to issue Fifty Six Million (56,000,000) shares, consisting of Twenty Million (20,000,000) shares of Preferred Stock having a par value of $.000 1 per share and Thirty Six Million (36,000,000) shares of Common Stock have a par value of $.0001 per share

       3. The amendment to the Articles of Incorporation of Value Holdings, Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of June 6, 2007. A vote of the shareholders was not required, as the amendment does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination. In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on June 6, 2007

VALUE HOLDINGS INC.

By: /s/ Alison Cohen
   -----------------------------
        Alison Cohen,
        President

                               ARTICLES OF MERGER
                               ------------------
                             (Profit Corporations)

The following Articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105,Florida Statutes.

First: The name and jurisdiction of the surviving corporation;

Name                                      Jurisdiction    Document Number
----                                      ------------    ---------------
                                                          (If known/applicable)

Galea Ufa Sciences Inc.                   Florida         P92000010380
---------------------------------------   -------------   ----------------------

Second: The name and jurisdiction of each merging corporation:
                                                 -
Name                                      Jurisdiction    Document Number
----                                      ------------    ---------------
                                                          (If known/applicable)

Innovative Technology Acquisition Corp.   Delaware
---------------------------------------   -------------   ----------------------

---------------------------------------   -------------   ----------------------

---------------------------------------   -------------   ----------------------

---------------------------------------   -------------   ----------------------

---------------------------------------   -------------   ----------------------

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR __/__/____ (Enter a specific date. NOTE: As effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the surviving corporation on ____________.

The Plan of Merger was adopted by the board of directors of the-surviving corporation on November 11, 2008 and shareholder approval was not required.

Sixth: Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the merging corporation(s) on November 29,2006.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on _____________and shareholder approval was not required.


                    (Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

                           Signature of an               Typed or Printed Name
Name of Corporation        Officer or Director           of Individual & Title
-------------------------  ----------------------------  -----------------------
Value Holdings, Inc.       /s/ Alison Rosenberg Cohen    Alison Rosenberg Cohen,
                                                         President
-------------------------  ----------------------------  -----------------------
Innovative Technology      /s/ Ira Ehrenkrantz           Ira Ehrenkrantz
Acquisition, Corp
-------------------------  ----------------------------  -----------------------

-------------------------  ----------------------------  -----------------------

-------------------------  ----------------------------  -----------------------

-------------------------  ----------------------------  -----------------------

-------------------------  ----------------------------  -----------------------

-------------------------  ----------------------------  -----------------------

                                 PLAN OF MERGER
                                 ---------------
                               (Non Subsidiaries)


The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the surviving corporation:

Name                                                 Jurisdiction
----                                                 ------------

Galea Life Sciences. Inc.                            Florida
---------------------------------------              ---------------------

Second: The name and jurisdiction of each merging corporation:

Name                                                 Jurisdiction
----                                                 ------------

Innovative Technology Acquisition Corp.              Delaware
---------------------------------------              ---------------------

---------------------------------------              ---------------------

---------------------------------------              ---------------------

---------------------------------------              ---------------------

---------------------------------------              ---------------------

---------------------------------------              ---------------------

Third: The terms and conditions of the merger are as follows:


Galea Life Sciences shall give each shareholder of Innovative Technology Acquisition Corp. 2 of its shares In exchange for each one share of Innovative Technology Acquisition Corp.

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:


                    (Attach additional sheets if necessary)

                            GALEA LIFE SCIENCES INC.
                              Articles of Amendment

       Pursuant to the provisions of Section 607.1006 of the Florida Statutes, GALEA LIFE SCIENCES INC., a Florida corporation, does hereby amend its Articles of Incorporation.

       1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Galea Life Sciences Inc., a Florida corporation.

       2. Article III of the Articles of Incorporation of Galea Life Sciences Inc., a Florida corporation, is hereby amended by deleting the first paragraph of said article with the following paragraph to be added in its place:


                                  "Article III

                                  CAPITAL STOCK

       The total number of shares of capital stock which the corporation shall have the authority to issue One Hundred Twenty Million (120,000,000) shares, consisting of Twenty Million (20,000,000) shares of Preferred Stock having a par value of $.0001 per share and One Hundred Million (100,000,000) shares of Common Stock have a par value of $.000 1 per share

       3. The amendment to the Articles of Incorporation of Galea Life Sciences. Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of January 31, 2009. The amendment was duly adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval

       In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on February 5, 2009

GALEA LIFE SCIENCES INC.


By: /s/ Jonathan Leinwand
   -------------------------
        Jonathan Leinwand
        Secretary

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                              LINIUM FLORIDA, INC.
                              --------------------

       The undersigned does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida:

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

       The name of this Corporation is: Linium Florida, Inc.

                                   ARTICLE II

                                 MAILING ADDRESS
                                 ---------------

       The initial mailing address of the Corporation is: c/o South Florida Registered Agents, Inc., 700 Southeast Third Avenue, Suite 300, Fort Lauderdale, Florida 33316.

                                   ARTICLE III

                                  CAPITAL STOCK
                                  -------------

       The maximum number of shares of capital stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be 200,000,000 shares of common stock, $.0001 par value per share.

                                   ARTICLE IV

                REGISTERED AGENT AND REGISTERED OFFICE IN FLORIDA
                -------------------------------------------------

       The initial registered agent and the street address of the initial registered office of this Corporation in the State of Florida shall be: South Florida Registered Agents, Inc., 700 Southeast Third Avenue, Suite 300, Fort Lauderdale, Florida 33316.